Exibit 99.1

Deutsche Bank Aktiengesellschaft - General Meeting 2021
Voting results

Item 2 Ratification of the acts of management of the members of the Management Board for the 2020 financial year

Mr. Christian Sewing - acts of management ratified

920,521,783	shares for which valid votes were submitted (= 44.54% of the share capital)
901,624,263	yes votes	97.95%
18,897,520	no votes	2.05%

Mr. Karl von Rohr - acts of management ratified

920,155,657	shares for which valid votes were submitted (= 44.52% of the share capital)
900,161,276	yes votes	97.83%
19,994,381	no votes	2.17%

Mr. Fabrizio Campelli - acts of management ratified

919,621,017	shares for which valid votes were submitted (= 44.50% of the share capital)
899,973,528	yes votes	97.86%
19,647,489	no votes	2.14%

Mr. Frank Kuhnke - acts of management ratified

919,399,278	shares for which valid votes were submitted (= 44.48% of the share capital)
899,093,283	yes votes	97.79%
20,305,995	no votes	2.21%

Mr. Bernd Leukert - acts of management ratified

919,388,312	shares for which valid votes were submitted (= 44.48% of the share capital)
899,731,835	yes votes	97.86%
19,656,477	no votes	2.14%

Mr. Stuart Lewis - acts of management ratified

919,419,760	shares for which valid votes were submitted (= 44.49% of the share capital)
899,205,773	yes votes	97.80%
20,213,987	no votes	2.20%

Mr. James von Moltke - acts of management ratified

919,781,109	shares for which valid votes were submitted (= 44.50% of the share capital)
900,455,159	yes votes	97.90%
19,325,950	no votes	2.10%

Mr. Alexander von zur Mühlen - acts of management ratified

919,290,781	shares for which valid votes were submitted (= 44.48% of the share capital)
900,226,280	yes votes	97.93%
19,064,501	no votes	2.07%

Ms. Christiana Riley - acts of management ratified

919,553,634	shares for which valid votes were submitted (= 44.49% of the share capital)
900,162,308	yes votes	97.89%
19,391,326	no votes	2.11%

Deutsche Bank Aktiengesellschaft - General Meeting 2021
Voting results

Professor Dr. Stefan Simon - acts of management ratified

919,200,386	shares for which valid votes were submitted (= 44.48% of the share capital)
900,033,089	yes votes	97.91%
19,167,297	no votes	2.09%

Mr. Werner Steinmüller - acts of management ratified

919,309,851	shares for which valid votes were submitted (= 44.48% of the share capital)
897,142,457	yes votes	97.59%
22,167,394	no votes	2.41%

Item 3 Ratification of the acts of management of the members of the Supervisory Board for the 2020 financial year

Dr. Paul Achleitner - acts of management ratified

923,373,222	shares for which valid votes were submitted (= 44.68% of the share capital)
891,331,252	yes votes	96.53%
32,041,970	no votes	3.47%

Mr. Detlef Polaschek - acts of management ratified

922,647,404	shares for which valid votes were submitted (= 44.64% of the share capital)
898,232,761	yes votes	97.35%
24,414,643	no votes	2.65%

Mr. Ludwig Blomeyer-Bartenstein - acts of management ratified

922,142,630	shares for which valid votes were submitted (= 44.62% of the share capital)
898,647,590	yes votes	97.45%
23,495,040	no votes	2.55%

Mr. Frank Bsirske - acts of management ratified

922,097,261	shares for which valid votes were submitted (= 44.62% of the share capital)
896,484,081	yes votes	97.22%
25,613,180	no votes	2.78%

Ms. Mayree Carroll Clark - acts of management ratified

921,789,892	shares for which valid votes were submitted (= 44.60% of the share capital)
898,639,067	yes votes	97.49%
23,150,825	no votes	2.51%

Mr. Jan Duscheck - acts of management ratified

921,539,580	shares for which valid votes were submitted (= 44.59% of the share capital)
898,076,930	yes votes	97.45%
23,462,650	no votes	2.55%

Dr. Gerhard Eschelbeck - acts of management ratified

921,835,577	shares for which valid votes were submitted (= 44.60% of the share capital)
898,751,368	yes votes	97.50%
23,084,209	no votes	2.50%

Deutsche Bank Aktiengesellschaft - General Meeting 2021
Voting results

Mr. Sigmar Gabriel - acts of management ratified

922,497,634	shares for which valid votes were submitted (= 44.63% of the share capital)
897,399,133	yes votes	97.28%
25,098,501	no votes	2.72%

Ms. Katherine Garrett-Cox - acts of management ratified

921,699,324	shares for which valid votes were submitted (= 44.60% of the share capital)
898,440,933	yes votes	97.48%
23,258,391	no votes	2.52%

Mr. Timo Heider - acts of management ratified

921,538,462	shares for which valid votes were submitted (= 44.59% of the share capital)
898,221,434	yes votes	97.47%
23,317,028	no votes	2.53%

Ms. Martina Klee - acts of management ratified

921,508,397	shares for which valid votes were submitted (= 44.59% of the share capital)
898,274,376	yes votes	97.48%
23,234,021	no votes	2.52%

Ms. Henriette Mark - acts of management ratified

921,444,666	shares for which valid votes were submitted (= 44.58% of the share capital)
898,155,520	yes votes	97.47%
23,289,146	no votes	2.53%

Ms. Gabriele Platscher - acts of management ratified

921,369,553	shares for which valid votes were submitted (= 44.58% of the share capital)
898,132,835	yes votes	97.48%
23,236,718	no votes	2.52%

Mr. Bernd Rose - acts of management ratified

921,435,186	shares for which valid votes were submitted (= 44.58% of the share capital)
898,126,523	yes votes	97.47%
23,308,663	no votes	2.53%

Mr. Gerd Alexander Schütz - acts of management ratified

922,332,325	shares for which valid votes were submitted (= 44.63% of the share capital)
880,129,515	yes votes	95.42%
42,202,810	no votes	4.58%

Mr. Stephan Szukalski - acts of management ratified

921,394,917	shares for which valid votes were submitted (= 44.58% of the share capital)
898,038,787	yes votes	97.47%
23,356,130	no votes	2.53%

Mr. John Alexander Thain - acts of management ratified

921,856,351	shares for which valid votes were submitted (= 44.60% of the share capital)
898,548,883	yes votes	97.47%
23,307,468	no votes	2.53%

Deutsche Bank Aktiengesellschaft - General Meeting 2021
Voting results

Ms. Michele Trogni - acts of management ratified

921,824,529	shares for which valid votes were submitted (= 44.60% of the share capital)
898,680,408	yes votes	97.49%
23,144,121	no votes	2.51%

Dr. Dagmar Valcárcel - acts of management ratified

921,882,112	shares for which valid votes were submitted (= 44.60% of the share capital)
898,551,213	yes votes	97.47%
23,330,899	no votes	2.53%

Dr. Theodor Weimer - acts of management ratified

922,440,578	shares for which valid votes were submitted (= 44.63% of the share capital)
899,553,083	yes votes	97.52%
22,887,495	no votes	2.48%

Professor Dr. Norbert Winkeljohann - acts of management ratified

922,741,902	shares for which valid votes were submitted (= 44.65% of the share capital)
899,567,995	yes votes	97.49%
23,173,907	no votes	2.51%

Item 4 Election of the auditor for the 2021 financial year, interim accounts - proposal pursuant to convocation approved

915,129,454	shares for which valid votes were submitted (= 44.28% of the share capital)
908,357,695	yes votes	99.26%
6,771,759	no votes	0.74%

Item 5 Authorization to acquire own shares pursuant to § 71 (1) No. 8 Stock Corporation Act as well as for their use with the possible exclusion of pre-emptive rights - proposal pursuant to convocation approved

922,537,036	shares for which valid votes were submitted (= 44.64% of the share capital)
878,730,338	yes votes	95.25%
43,806,698	no votes	4.75%

Item 6 Authorization to use derivatives within the framework of the purchase of own shares pursuant to § 71

(1) No. 8 Stock Corporation Act - proposal pursuant to convocation approved

922,280,622	shares for which valid votes were submitted (= 44.62% of the share capital)
882,468,427	yes votes	95.68%
39,812,195	no votes	4.32%

Item 7 Authorization to acquire own shares for trading purposes pursuant to § 71 (1) No. 7 Stock Corporation Act - proposal pursuant to convocation approved

923,658,288	shares for which valid votes were submitted (= 44.69% of the share capital)
900,443,924	yes votes	97.49%
23,214,364	no votes	2.51%

Deutsche Bank Aktiengesellschaft - General Meeting 2021
Voting results

Item 8 Resolution to be taken on the approval of the compensation system of the Management Board members - proposal pursuant to convocation approved

924,022,596	shares for which valid votes were submitted (= 44.71% of the share capital)
903,308,785	yes votes	97.76%
20,713,811	no votes	2.24%

Item 9 Resolution to be taken on the compensation of the Supervisory Board members; amendment to the Articles of Association - proposal pursuant to convocation approved

923,932,838	shares for which valid votes were submitted (= 44.70% of the share capital)
911,493,774	yes votes	98.65%
12,439,064	no votes	1.35%

Item 10 Cancellation of existing authorized capital pursuant to § 4 (4) of the Articles of Association, creation of new authorized capital for capital increases in cash (with the possibility of excluding shareholders’ pre-emptive rights, also in accordance with § 186 (3) sentence 4 Stock Corporation Act) and corresponding amendments to the Articles of Association - proposal pursuant to convocation approved

924,634,750	shares for which valid votes were submitted (= 44.74% of the share capital)
893,871,617	yes votes	96.67%
30,763,133	no votes	3.33%

Item 11 Cancellation of authorized capital pursuant to § 4 (5) of the Articles of Association, creation of new authorized capital for capital increases in cash (with the possibility of excluding pre-emptive rights for broken amounts as well as in favor of holders of option and convertible rights) and corresponding amendments to the Articles of Association - proposal pursuant to convocation approved

924,939,459	shares for which valid votes were submitted (= 44.75% of the share capital)
883,562,264	yes votes	95.53%
41,377,195	no votes	4.47%

Item 12 Resolution to approve the conclusion of a control and profit and loss transfer agreement between Deutsche Bank Aktiengesellschaft and its subsidiary VÖB-ZVD Processing GmbH - proposal pursuant to convocation approved

924,157,403	shares for which valid votes were submitted (= 44.71% of the share capital)
921,988,611	yes votes	99.77%
2,168,792	no votes	0.23%

Item 13 Election of Frank Witter as member of the Supervisory Board - proposal pursuant to convocation approved

919,800,248	shares for which valid votes were submitted (= 44.50% of the share capital)
913,189,385	yes votes	99.28%
6,610,863	no votes	0.72%